Exhibit 99.2

EMCORE Corporation
PRO FORMA COMBINED FINANCIAL INFORMATION
(unaudited)

Background:

On February 22, 2008, EMCORE Corporation (the “Company”) acquired the telecom-related assets of Intel Corporation’s Optical Platform Division. The assets acquired include inventory, fixed assets, intellectual property, and technology comprised of tunable lasers, tunable transponders, 300-pin transponders, and integrated tunable laser assemblies.  The purchase price was $75 million in cash and $10 million in the Company’s common stock, priced at a volume-weighted average price of $13.84 per share. Under the terms of the asset purchase agreement, the purchase price of $85 million could be adjusted based on an inventory true-up, plus specifically assumed liabilities.

On April 20, 2008, the Company acquired the enterprise, storage, and connects cable-related assets of Intel Corporation’s Optical Platform Division.  The assets acquired include inventory, fixed assets, intellectual property, and technology relating to optical transceivers for enterprise and storage customers, as well as optical cable interconnects for high-performance computing clusters.   As consideration for the purchase of assets, the Company issued 3.7 million restricted shares of the Company’s common stock to Intel.  These shares were valued at $26.1 million.  In addition, the Company may be required to make an additional payment to Intel based on the Company’s stock price twelve months after the closing of the transaction.  In the event that the Company is required to make an additional payment, it has the option to make that payment in cash, common stock or both (but not to exceed the equivalent value of 1.3 million shares).

The Company also entered into a transition services agreement with Intel for the orderly segregation and transfer of purchased assets.  In March 2008, the Company incurred approximately $1.1 million in charges related to Intel transition services.

Direct transaction costs for the acquisitions are estimated to be $0.5 million.

The assets acquired pursuant to the February 22, 2008 acquisition and the April 20, 2008 acquisition are together referred to as the “Business”.  The Optical Platform Division acquired from Intel Corporation is also referred to as “OPD”.

Financial Information:

The Unaudited Pro Forma Combined Balance Sheet as of December 31, 2007 combine the historical Company and OPD Statement of Assets to be as if the acquisitions, which occurred on February 22, 2008 and April 20, 2008, had been completed on December 31, 2007.

Pursuant to the aforementioned letter dated April 29, 2008 from the SEC, the SEC staff stated that it would waive the requirement to provide a pro forma statement of operations, if the use of forward-looking information is necessary to meaningfully present the effects of the transaction.  Accordingly, we have not included a pro forma statement of operations, as it does not meaningfully present the effects of the purchase of the Business and would not be indicative of our operations going forward due to differences in operations, among other factors.

The Unaudited Pro Forma Combined Balance Sheet as of December 31, 2007  should be read together with the Company’s financial statements including the notes to these statements as included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2007 and the historical audited financial statements of OPD included in Exhibit 99.1 of this Current Report on Form 8-K.

The pro forma adjustments reflecting the consummation of the Business included in the Unaudited Pro Forma Combined Balance Sheet as of December 31, 2007 are based on the purchase method of accounting, available financial information and certain estimates and assumptions set forth in the notes to the Unaudited Pro Forma Combined Balance Sheet as of December 31, 2007. Specifically, the Unaudited Pro Forma Combined Balance Sheet is presented to give effect to the acquisitions as if the transactions had been consummated on December 31, 2007. As a result, the pro forma adjustments giving effect to the allocation of the preliminary purchase price are based on the fair values of the tangible and intangible assets acquired as of December 31, 2007 and may be affected and materially changed by the results of OPD’s operations up to the closing dates of the acquisitions.

The preliminary purchase price of the Business totaled $111.6 million, which consisted of $75.0 million in cash plus $36.1 million in common stock paid, and direct acquisition-related expenses estimated at $0.5 million. The preliminary purchase price allocation is summarized as follows: tangible assets acquired – $52.2 million, identifiable intangible assets – $12.0 million and goodwill – $47.4 million. The allocation to identifiable intangibles is based on an estimation of approximately 10% of the purchase price.  The preliminary valuations of the tangible and identifiable intangible assets are subject to final valuations and further review by management, which may result in material adjustments. The Company is also currently in the process of engaging a third party valuation specialist to perform an independent valuation.  Adjustments to these estimates will be included in the final allocation of the purchase price of OPD. The excess of the purchase price over the tangible and identifiable intangible assets acquired has been allocated to goodwill.

Until any associated direct expenses are determinable beyond a reasonable doubt and the valuation of the tangible and identifiable intangible assets is considered final, the purchase price is preliminary and subject to adjustment. The pro forma adjustments do not reflect any operating efficiencies or additional costs that may result with respect to the combined business of the Company and OPD.

The Unaudited Pro Forma Combined Balance Sheet as of December 31, 2007 does not purport to represent what the actual financial condition of the combined businesses would have been if the acquisition of OPD had occurred on the date indicated in the pro forma combined balance sheet, nor does this information purport to project our results or financial position for any future periods.

EMCORE CORPORATION
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
(In thousands)

	EMCORE	OPD	Pro forma		Combined
	December 31, 2007	December 29, 2007	adjustments	Notes	December 31, 2007
ASSETS:
Current assets:
Cash and cash equivalents	$14,610	$-	$18,227	(a)	$32,837
Restricted cash	1,307	-	-		1,307
Marketable securities	15,150	-	-		15,150
Accounts receivable, net	41,282	-	-		41,282
Receivables, related party	332	-	-		332
Inventory, net	29,625	12,558	20,490	(e)	62,673
Income tax receivable	130	-	-		130
Prepaid expenses and other current assets	4,100	-	-		4,100
Total current assets	106,536	12,558	38,717		157,811

Property, plant and equipment, net	60,294	19,234	-		79,528
Goodwill	41,681	-	47,364	(b)	89,045
Other intangible assets, net	4,899	-	12,000	(c)	16,899
Investments in unconsolidated affiliates	14,872	-	-		14,872
Other non-current assets, net	2,001	-	-		2,001
Total long-term assets	123,747	19,234	59,364		202,345

Total assets	$230,283	$31,792	$98,081		$360,156

LIABILITIES AND SHAREHOLDERS' EQUITY:
Current Liabilities:
Accounts payable	$24,309	$-	$-		$24,309
Accrued expenses and other current liabilities	27,413	-	-		27,413
Income taxes payables	593	-	-		593
Total current liabilities	52,315	-	-		52,315

Convertible subordinated notes	85,012	-	-		85,012
Total liabilities	137,327	-	-		137,327

STOCKHOLDERS’ EQUITY:					-
Preferred stock	-
Common stock	453,358	-	129,873	(d)	583,231
Accumulated deficit	(358,309)	-	-		(358,309)
Accumulated other comprehensive loss	(10)	-	-		(10)
Treasury stock	(2,083)	-	-		(2,083)
Total shareholders' equity	92,956	-	129,873		222,829
Net assets		31,792	(31,792)	(d)
Total liabilities and stockholders’ equity or net assets	$230,283	$31,792	$98,081		$360,156
See accompanying notes to the Unaudited Pro Forma Combined Financial Statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

1. BASIS OF PRO FORMA PRESENTATION

On February 22, 2008, EMCORE Corporation (the “Company”) acquired the telecom-related assets of Intel Corporation’s Optical Platform Division. The assets acquired include inventory, fixed assets, intellectual property, and technology comprised of tunable lasers, tunable transponders, 300-pin transponders, and integrated tunable laser assemblies.  The purchase price was $75 million in cash and $10 million in the Company’s common stock, priced at a volume-weighted average price of $13.84 per share. Under the terms of the asset purchase agreement, the purchase price of $85 million could be adjusted based on an inventory true-up, plus specifically assumed liabilities.

On April 20, 2008, the Company acquired the enterprise, storage, and connects cable-related assets of Intel Corporation’s Optical Platform Division.  The assets acquired include inventory, fixed assets, intellectual property, and technology relating to optical transceivers for enterprise and storage customers, as well as optical cable interconnects for high-performance computing clusters.  As consideration for the purchase of assets, the Company issued 3.7 million restricted shares of the Company’s common stock to Intel.  These shares were valued at $26.1 million.  In addition, the Company may be required to make an additional payment to Intel based on the Company’s stock price twelve months after the closing of the transaction.  In the event that the Company is required to make an additional payment, it has the option to make that payment in cash, common stock or both (but not to exceed the equivalent value of 1.3 million shares).

The Company also entered into a transition services agreement with Intel for the orderly segregation and transfer of purchased assets.  In March 2008, the Company incurred approximately $1.1 million in charges related to Intel transition services.

Direct transaction costs for the acquisitions are estimated to be $0.5 million.

Together, the February 22, 2008 acquisition and the April 20, 2008 acquisition are later referred to as the “Business”.  The Optical Platform Division acquired from Intel Corporation is also referred to as “OPD”.   The acquisitions have been accounted for as a nontaxable purchase business combination under Statement of Financial Accounting Standards No. 141, “Business Combinations”.

The Unaudited Pro Forma Combined Balance Sheet as of December 31, 2007 combine the historical Company and OPD Statements of Assets to be Acquired as if the acquisition, which occurred on February 22, 2008 and April 20, 2008, had been completed on December 31, 2007.

Pursuant to the aforementioned letter dated April 29, 2008 from the SEC, the SEC staff stated that it would waive the requirement to provide a pro forma statement of operations, if the use of forward-looking information is necessary to meaningfully present the effects of the transaction.  Accordingly, we have not included a pro forma statement of operations, as it does not meaningfully present the effects of the purchase of the Business and would not be indicative of our operations going forward due to differences in operations, among other factors.

The total preliminary purchase price of the Business is as follows:

(in thousands)
Cash paid for Initial Consideration	$75,000
Common stock issued for Initial Consideration	36,100
Estimated direct transaction costs	500
Total preliminary purchase price	$111,600

The preparation of the unaudited pro forma combined balance sheet requires management to make estimates and judgments that may affect the reported amounts of assets and revenues and expenses. On an on-going basis, management evaluates its estimates. Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Preliminary Estimated Purchase Price Allocation

The preliminary estimated allocation of the purchase price to OPD’s tangible and identifiable intangible assets acquired was based on their estimated fair values as of December 31, 2007 and may be affected and materially changed by the results of OPD’s operations up to the closing dates (February 22, 2008 and April 20, 2008) of the acquisitions. The valuation of the tangible and identifiable intangible assets is subject to updated valuations and further review by management, which may result in material adjustments. Adjustments to these estimates will be included in the final allocation of the purchase price of OPD. The excess of the purchase price over the tangible and identifiable intangible assets acquired has been allocated to goodwill.

Until any associated direct expenses are determinable beyond a reasonable doubt and the valuation of the tangible and identifiable intangible assets is considered final, the purchase price is preliminary and subject to adjustment. The pro forma adjustments do not reflect any operating efficiencies or additional costs that may result with respect to the combined business of the Company and OPD.

The total preliminary purchase price of $111.6 million has been allocated for purposes of the unaudited pro forma financial statements as follows:

(in thousands)
Fair value of tangible assets acquired:
Inventory	$33,920
Equipment	18,316

Identifiable intangible assets	12,000
Goodwill	47,364

Total preliminary purchase price	$111,600

Tangible assets acquired

As previously noted, the preliminary estimated allocation of the purchase price to OPD’s tangible assets acquired was based on their estimated fair values as of December 31, 2007 and may be affected and materially changed by the results of OPD’s operations up to the closing dates (February 22, 2008 and April 20, 2008) of the acquisitions. These estimates are based on a preliminary valuation and are subject to updated valuations and further review by management, which may result in material adjustments. Tangible assets acquired consist of inventory and manufacturing and test equipment.  The equipment has an average remaining useful life of 5 years.   In connection with the transaction the parties have agreed to inventory in the amount of $33,920.

Identifiable intangible assets

We have estimated the fair value of the acquired identifiable intangible assets, consisting of patents, which are subject to amortization, using the income approach. The allocation to identifiable intangibles is based on an estimation of approximately 10% of the purchase price.  These estimates are based on a preliminary valuation and are subject to final valuations and further review by management, which may result in material adjustments. Total identifiable intangible assets acquired total $12.0 million with an estimated useful life of 5 years.

 Shareholders’ Equity

On February 22, 2008, the Company acquired the telecom-related assets of Intel Corporation’s Optical Platform Division for $75 million in cash and $10 million in the Company’s common stock, priced at a volume-weighted average price of $13.84 per share.

On April 20, 2008, the Company acquired the enterprise, storage, and connects cable-related assets of Intel Corporation’s Optical Platform Division.  As consideration for the purchase of assets, the Company issued 3.7 million restricted shares of the Company’s common stock to Intel.  These shares were valued at $26.1 million.  In addition, the Company may be required to make an additional payment to Intel based on the Company’s stock price twelve months after the closing of the transaction.  In the event that the Company is required to make an additional payment, it has the option to make that payment in cash, common stock or both (but not to exceed the equivalent value of 1.3 million shares).

Including estimated direct transaction costs of $0.5 million, the preliminary purchase price for both of these acquisitions totaled $111.6 million.

2. PRO FORMA ADJUSTMENTS

The following pro forma adjustments are included in the Unaudited Pro Forma Combined Balance Sheet:

(a)
The cash portion of initial consideration of the acquisition was financed through proceeds received from a private placement of restricted common stock and warrants that closed on February 20, 2008.  The proceeds from this private placement were $93.2 million, net of costs.  Of these proceeds, $75.0 million was paid to Intel Corporation as part of the February 22, 2008 acquisition purchase price, resulting in a net cash adjustment of $18.2 million.

(b)
Adjustment to record the excess of the preliminary purchase price over the estimated fair value of tangible and identifiable intangible assets acquired.  The preliminary valuations of the tangible and identifiable intangible assets are subject to final valuations and further review by management, which may result in material adjustments.  The Company is also currently in the process of engaging a third party valuation specialist to perform an independent valuation.  Adjustments to these estimates will be included in the final allocation of the purchase price of OPD.  The excess of the purchase price over the tangible and identifiable intangible assets acquired has been allocated to goodwill.  Until any associated direct expenses are determinable beyond a reasonable doubt and the valuation of the tangible and identifiable intangible assets in considered final, the purchase price is preliminary and subject to adjustment.  The pro forma adjustments do not reflect any operating efficiencies or additional costs that may result with respect to the combined business of the Company and OPD.

(c)
We have estimated the fair value of the acquired identifiable intangible assets, consisting of patents, to be $12.0 million, which is subject to amortization. The allocation to identifiable intangibles is based on an estimation of approximately 10% of the purchase price.  These estimates are based on a preliminary valuation and are subject to final valuations and further review by management, which may result in material adjustments.  Identifiable intangible assets acquired have an estimated useful life of 5 years.

(d)
On February 20, 2008, the Company consummated a private placement of $100 million of restricted common stock and warrants.  The net proceeds from the private placement were $93.2 million of which $75 million was used in the acquisition of the Business leaving a net balance of $18.2 million.  The   purchase price for the February 22, 2008 acquisition was $75 million in cash and 722,688 shares of the Company’s common stock priced at a volume-weighted average price of $13.84 per share for a total value of $10 million.   As consideration for the April 20, 2008 purchase of assets, the Company issued 3.7 million restricted shares of the Company’s common stock to Intel valued at $26.1 million.  In addition, the Company may be required to make an additional payment to Intel based on the Company’s stock price twelve months after the closing of the transaction.  In the event that the Company is required to make an additional payment, it has the option to make that payment in cash, common stock or both (but not to exceed the equivalent value of 1.3 million shares.  The total shares issued to complete the two acquisitions was 4,422,688.

(e)	Reflects estimated inventory value agreed to by the parties in the transaction.

3. FORWARD-LOOKING STATEMENTS

The foregoing unaudited pro forma combined financial information contains certain estimates by management and forward-looking statements, within the meaning of and made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties that could cause actual results to differ materially from those described. All statements that relate to future events or to our future performance are forward-looking statements. In some cases, forward looking statements can be identified by terms such as “may,” “will,” “should,” “expect,” “plans,” “seeks,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “seek to continue,” “intends,” or other comparable terminology. Although we believe that the expectations expressed in these estimates and forward-looking statements are reasonable, there can be no assurance that our expectations will turn out to be correct. Actual results could differ materially from the outlook, guidance and expectations in these estimates and forward-looking statements as a result of a number of risk factors, including without limitation, (a) that we may not be able to successfully implement our business strategy, (b) that we may not be able to successfully integrate operations, technologies, products or personnel from the acquisition of OPD, (c) that we may not realize the benefits we are seeking from the OPD acquisition and such acquisition may be more costly or less profitable than anticipated and may adversely affect the price of our stock, and (d) the factors listed from time to time in the Company’s SEC reports, including those listed under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended September 30, 2007 and in the Company’s Quarterly Reports on Form 10-Q filed with the SEC each fiscal quarter, and other filings with the SEC. Although forward-looking statements help provide additional information, investors should keep in mind that forward-looking statements are inherently less reliable than historical information. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in its expectations.